UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

BIORESTORATIVE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37603	30-1341024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Marcus Drive Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 760-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

On November 5, 2026, Esha Randhawa resigned as a member of the Board of Directors (the “Board”) of BioRestorative Therapies, Inc. (the “Company”) and of each committee of the Board on which she served, effective as of that date. On November 6, 2026, Jatinder Dhaliwal resigned as a member of the Board and of each committee of the Board on which he served, effective as of that date. Neither Ms. Randhawa’s nor Mr. Dhaliwal’s resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of David Jenkins as Director

On November 10, 2026, the Board fixed the number of directors at four and appointed David Jenkins as a Class III director of the Company, effective immediately, to fill the vacancy created by Mr. Dhaliwal’s resignation. Mr. Jenkins will serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier death, resignation or removal. The Board also appointed Mr. Jenkins as a member of the Audit Committee and as Chair of the Compensation Committee and the Nominating and Corporate Governance Committee. The Board also appointed Donald J. Currie, a director of the Company since October 2026, as a member of the Audit Committee.

Giving effect to the foregoing, the standing committees of the Board are constituted as follows: Audit Committee: Steven Brown (Chair), Donald J. Currie and David Jenkins; Compensation Committee: David Jenkins (Chair), Steven Brown and Donald J. Currie; and Nominating and Corporate Governance Committee: David Jenkins (Chair), Steven Brown and Donald J. Currie.

The Board has determined that Mr. Jenkins is an “independent director” under the listing rules of The Nasdaq Stock Market LLC, including the independence standards applicable to audit committee and compensation committee members, and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Jenkins qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and has designated him as such, in addition to Steven Brown, who was previously so designated.

Mr. Jenkins, age 45, has served as a director of Akanda Corp. (Nasdaq: AKAN) and a member of its Audit Committee and Compensation Committee since February 2023. From 2023 to 2025, Mr. Jenkins served as Interim Chief Executive Officer and Interim Chief Financial Officer of Kiaro Holdings Corp. (TSXV: KO.H), a cannabis retailer, where he served as a director from August 2022 to 2025. He has also served as a director of Binovi Technologies Corp. (TSXV: VISN.H), a software company, from December 2021 to 2025; Levitee Labs Inc. (CSE: LVT), a wellness and healthcare company, from January 2022 to January 2026; Pontus Protein Ltd. (TSXV: HULK.H), an agricultural food and technology company, from March 2022 to October 2023; Boundary Gold & Copper Mining Ltd. (TSXV: BDGC.H), a junior mining company, since July 2020; Montego Resources Inc. (CSE: MY), a junior mining company, since January 2020; and Quantum Battery Metals Corp. (CSE: QBAT), an energy metals exploration company, since January 2020.

There is no arrangement or understanding between Mr. Jenkins and any other person pursuant to which he was appointed as a director. There are no family relationships between Mr. Jenkins and any director or executive officer of the Company, and there are no transactions between Mr. Jenkins and the Company that would be reportable under Item 404(a) of Regulation S-K.

As compensation for his service as a non-employee director and as a member of the committees of the Board, Mr. Jenkins will receive a cash fee of CAD $2,000 per month, payable monthly in arrears, and will be reimbursed for reasonable out-of-pocket expenses in accordance with the Company’s policies applicable to non-employee directors.

The Company also expects to enter into an indemnification agreement with Mr. Jenkins in the form of indemnification agreement filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Date: November 12, 2026	By:	/s/ Mika Grasso
	Name:	Mika Grasso
	Title:	Interim Chief Executive Officer

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